Exhibit 5.1

November 5, 2015

Watsco, Inc.

2665 South Bayshore Drive

Suite 901

Miami, Florida 33133

Re: Watsco, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Watsco, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) an unspecified number of: (i) shares of common stock, par value $0.50 per share, of the Company (“Common Stock”) and (ii) shares of class B common stock, par value $0.50 per share, of the Company (“Class B Common Stock” and, together with the Common Stock, the “Securities”); and (B) the registration for resale under the Registration Statement by the selling shareholders named therein of an aggregate of 4,235,685 shares of Common Stock and 94,784 shares of Class B Common Stock (collectively, the “Specified Shares”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act. The Specified Shares were issued, as applicable, pursuant to that certain Purchase and Contribution Agreement, dated as of May 3, 2009, as amended (the “Purchase Agreement”), by and among the Company and Carrier Corporation, a Delaware corporation (“Carrier”), and that certain Subscription Agreement, dated March 13, 2012 (the “Subscription Agreement”), by and among the Company, UTC Canada Corporation, a corporation existing under the laws of the Province of New Brunswick, Canada, and Carrier.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”);

3.	the Company’s Bylaws, as amended to the date hereof;

4.	the Purchase Agreement;

5.	the Subscription Agreement;

6.	resolutions adopted by the board of directors of the Company (the “Board”) relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters (the “Resolutions”);

7.	resolutions adopted by the Board in respect of the issuance of the Specified Shares; and

8.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that (other than with respect to the Specified Shares): (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Securities Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock and Class B Common Stock, as applicable, will be available for issuance under the Articles, as amended.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	with respect to the Common Stock, assuming (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable;

(2)	with respect to the Class B Common Stock, assuming (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Class B Common Stock and (ii) due issuance and delivery of the Class B Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, the Class B Common Stock will be validly issued, fully paid and nonassessable; and

(3)	the Specified Shares have been duly authorized and validly issued and are fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent. Notwithstanding the foregoing, investors are entitled to rely on this opinion.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Drew M. Altman, Esq.
Drew M. Altman, Esq.